Exhibit 10.1

SHARE SURRENDER AND UNIT EXCHANGE AGREEMENT

THIS SHARE SURRENDER AND UNIT EXCHANGE AGREEMENT (this “Agreement”), dated as of January 7, 2026 (the “Effective Date”), is made among the members set forth on the signature pages hereto (each an “Electing Holder” and collectively the “Electing Holders”), PRC NewCo Inc, a Delaware corporation (“New PubCo”), and Permian Resources Corporation, a Delaware corporation (“Old PubCo”).

RECITALS

A. Each Electing Holder of Permian Resources Operating, LLC, a Delaware limited liability company (“OpCo”), holds the number of common units of OpCo (the “OpCo Units”) and corresponding number of shares of Class C common stock, par value $0.0001 per share, of Old PubCo (“Old PubCo Class C Shares”) as set forth on Schedule I hereto.

B. The board of directors of Old PubCo and the Audit Committee thereof have determined that it is in the best interests of Old PubCo and its stockholders for New PubCo, a newly formed corporation, to directly and indirectly conduct the business operations of Old PubCo and its subsidiaries as a new public holding company (the “Reorganization”).

C. In order to effectuate the Reorganization, pursuant to that certain Master Reorganization Agreement (the “MRA”), dated as of December 22, 2025, by and among Old PubCo, New PubCo, OpCo and PRC NewCo II Inc, a Delaware corporation and a direct, wholly owned subsidiary of New PubCo (“Merger Sub”), among other things, (i) Merger Sub will merge with and into Old PubCo (the “Merger”), with Old PubCo surviving the Merger as a direct, wholly owned subsidiary of New PubCo, and (ii) in the Merger, each then-outstanding share of Class A common stock, par value $0.0001 per share, of Old PubCo will be exchanged for one share of Class A common stock, par value $0.0001 per share, of New PubCo (“New PubCo Class A Shares”), and each then-outstanding Old PubCo Class C Share (after taking into account the Share Surrender (as defined below)) will be exchanged for one share of Class C common stock, par value $0.0001 per share, of New PubCo (“New PubCo Class C Shares”).

D. In connection with the Reorganization, the Electing Holders desire to: (i) immediately prior to the Effective Time (as defined in the MRA, the “Merger Effective Time”), voluntarily surrender all of their Old PubCo Class C Shares for no value (the “Share Surrender”), which Old PubCo Class C Shares will be subsequently cancelled as of immediately prior to the Merger Effective Time and will not be exchanged for New PubCo Class C Shares in the Merger; and (ii) immediately after the Merger Effective Time, exchange all of their OpCo Units for newly issued New PubCo Class A Shares on a one-for-one basis (the “Unit Exchange”).

E. As a condition to New PubCo’s willingness to effectuate the Unit Exchange, each Electing Holder has agreed to enter into a Lock-Up Agreement, substantially in the form attached hereto as Exhibit A (the “Lock-Up Agreement”), as of the Effective Date, pursuant to which such Electing Holder will agree not to sell the New PubCo Class A Shares it received in the Unit Exchange for 365 days from the date of the Reorganization, subject to certain limited exceptions.

NOW, THEREFORE, in consideration of the premises and the mutual promises, covenants, and agreements of the parties contained in this Agreement, together with other good and valuable consideration, the receipt and sufficiency of which is acknowledged by this Agreement, the parties to this Agreement, intending to be legally bound by this Agreement, agree as follows:

1. The Share Surrender. Effective immediately prior to the Merger Effective Time, the Electing Holders hereby irrevocably surrender all of their Old PubCo Class C Shares (the “Surrendered Shares”) to Old PubCo, and Old PubCo hereby accepts such surrender and cancels all of such Surrendered Shares effective as of immediately prior to the Merger Effective Time.

2. The Unit Exchange. Effective immediately after the Merger Effective Time, each Electing Holder hereby contributes, transfers, assigns and conveys all of its OpCo Units (the “Exchanged Units”) to New PubCo, and New PubCo hereby accepts such Exchanged Units, in exchange for the issuance by New PubCo to such Electing Holder of the number of New PubCo Class A Shares set forth opposite such Electing Holder’s name on Schedule II hereto.

3. Intended Tax Treatment. The parties hereto acknowledge and agree that, for U.S. federal (and applicable state and local) income tax purposes, the Unit Exchange, taken together with the Merger, is intended to be treated as a transaction described in Section 351 of the Code.

4. Representations and Warranties. By executing this Agreement, each Electing Holder represents and warrants as follows:

a.

Such Electing Holder has good and valid title to and is the record owner of the Surrendered Shares and Exchanged Units free and clear of any liens. Such Electing Holder has the exclusive right, power and authority to transfer or surrender the Surrendered Shares and Exchanged Units.

b.

Such Electing Holder has the right, power, authority and capacity to execute, deliver and perform this Agreement and to consummate the transactions contemplated herein. This Agreement has been duly and validly executed and delivered by such Electing Holder and constitutes such Electing Holder’s valid and binding obligation, enforceable in accordance with its terms and conditions, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

c.

Such Electing Holder has had the opportunity to consult with its own legal, tax and other advisors with respect to the legal, tax and other consequences to it of the transactions contemplated by this Agreement (including, but not limited to, the Share Surrender and the Unit Exchange and the acquisition and ownership of New PubCo Class A Shares issued to such Electing Holder in the Unit Exchange), and such Electing Holder is relying solely upon the advice of such advisors in evaluating such consequences.

d.

Such Electing Holder does not have any current plan or intention, agreement, arrangement, or understanding, and has not engaged in any material negotiations, related to (i) selling, exchanging, hedging, constructively selling or otherwise disposing of the New PubCo Class A Shares to be received by the Electing Holder in the Unit Exchange, (ii) releasing or waiving of any of the restrictions set forth in the Lock-Up Agreement, or (iii) allowing any person other than such Electing Holder to exercise control over the voting of the New PubCo Class A Shares to be received by such Electing Holder in the Unit Exchange. Such Electing Holder understands that having any such current plan or intention, agreement, arrangement, or understanding, or having engaged in any such material negotiations, related to (i) through (iii) above may adversely affect the intended U.S. income tax treatment of the Unit Exchange.

5. Additional Actions. The Electing Holders and New PubCo shall execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform this Agreement and the transactions contemplated by this Agreement.

6. Governing Law. This Agreement shall be governed by, and construed, interpreted and enforced in accordance with, the laws of Delaware, without regard to principles of conflicts of law.

7. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original of this Agreement, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by fax or a scan by e-mail shall be effective as delivery of a manually executed counterpart of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties to this Agreement have signed and delivered this Agreement as of the Effective Date.

ELECTING HOLDERS:

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(Print Name)

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Signature

If executed by Authorized Person, by:

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(Print Name)

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Title

Signature Page to Share Surrender and Unit Exchange Agreement

NEW PUBCO:

PRC NEWCO INC

By:	/s/ John Bell
Name:	John Bell
Title:	Executive Vice President and General Counsel

OLD PUBCO:

PERMIAN RESOURCES CORPORATION

By:	/s/ John Bell
Name:	John Bell
Title:	Executive Vice President and General Counsel

Signature Page to Share Surrender and Unit Exchange Agreement

Exhibit A

Form of Lock-Up Agreement

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Schedule I

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Schedule II

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